                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



       August 23, 1995                              Commission File No. 1-1345
       (Date of earliest event reported)


                         AMERICAN FINANCIAL ENTERPRISES, INC.



       Incorporated under the laws                                IRS Employer
        of Connecticut                           Identification No. 31-0996797

                                One East Fourth Street
                               Cincinnati, Ohio  45202
                                Phone:  (513) 579-2172

                         AMERICAN FINANCIAL ENTERPRISES, INC.

                                       FORM 8-K


          Item 4.     Changes in Registrant's Certifying Accountant.

                      American Financial Enterprises, Inc. ("AFEI") holds assets consisting primarily of investments in the common stock of investee corporations. In its report on AFEI's 1994 financial statements, Ernst & Young LLP, AFEI's principal independent accountants, expressed reliance on the reports of Deloitte & Touche LLP with respect to the financial statements of American Premier Underwriters, Inc. ("APU"), an AFEI investee. Effective August 23, 1995, pursuant to a recommendation of their respective Audit Committees adopted by their Executive Committees of the Board of Directors, American Financial Group, Inc. and APU engaged the firm of Ernst & Young LLP to be their principal independent accountants for purposes of performing the 1995 audit of their financial statements. Both companies have informed its previous principal independent accountants, Deloitte & Touche LLP, of their action. This change will enable the companies to better coordinate financial reporting matters with their significant affiliate, American Financial Corporation. This change results in a single auditor for the major subsidiaries in the entire American Financial Group, Inc.

                      In connection with the audits of APU's two fiscal years ended December 31, 1994 and during the subsequent interim periods, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with Deloitte & Touche LLP, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference in their opinion to the subject matter of the disagreement. The report of Deloitte & Touche LLP on the consolidated financial statements of APU has not contained an adverse opinion or a disclaimer of opinion and has not been qualified or modified as to uncertainty, audit scope, or accounting principles for the years 1993 and 1994.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               Exhibit (16)   Letter re: change in certifying accountant

                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       AMERICAN FINANCIAL ENTERPRISES, INC.



          August 29, 1995               By:Fred J. Runk
                                           Fred J. Runk
                                           Vice President & Treasurer

















                                     Page 3 of 3